Exhibit 3.5

COMMONWEALTH OF VIRGINIA STATE CORPORATION COMMISSION

ARTICLES OF ORGANIZATION OF A DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

1.	The name of the limited liability company is

Yankee Candle Admin LLC

  (The name must contain the words “limited company” or “limited liability company” or the abbreviation “L.C.”, “LC”, “L.L.C” or “LLC”)

2. A. The name of the limited liability company’s initial registered agent is

C T Corporation Systems

    B. The registered agent is (mark appropriate box):

(1)	an INDIVIDUAL who is a resident of Virginia and

☐ a member or manager of the limited liability company.

☐ a member or manager of a limited liability company that is a member or manager of the limited liability company.

☐ an officer or director of a corporation that is a member or manager of the limited liability company.

☐ a general partner of a general or limited partnership that is a member or manager of the limited liability company.

☐ a trustee of a trust that is a member or manager of the limited liability company.

☐ a member of the Virginia State Bar.

OR

(2)	☒ a domestic or foreign stock or nonstick corporation, limited liability company or registered limited liability partnership authorized to transact business in Virginia.

3.	The limited liability company’s initial registered office address, including the street and number, if any, which is identical to the business office of the initial registered agent, is

4701 Cox Road, Suite 301	Glen Allen	,VA 23060-6802
(number/street)	(city or town)	(zip)

which is physically located in the ☒ county or ☐ city of Henrico

4.	The limited liability company’s principal office address, including the street number if any, is

2200 Richmond Road, Williamsburg, VA 23185
(number/street)	(city or town)	(state)	(zip)

5.	Organizer

/s/ George W. Tuttle	June 24, 2005
(signature)	(date)

George W. Tuttle	617-305-2140
(printed name)	(telephone number (optional))

SEE INSTRUCTION ON THE REVERSE

COMMONWEALTH OF VIRGINIA

STATE OF CORPORATION COMMISSION

AT RICHMOND, JUNE 27, 2005

The State Corporation Commission has found the accompanying articles submitted on behalf of

Yankee Candle Admin LLC

to comply with the requirements of law, and confirms payment of all required fees. Therefore, it is ORDERED that this

CERTIFICATE OF ORGANIZATION

be issues and admitted to record with the articles of organization in the Office of the Clerk of the Commission, effective June 27, 2005.

STATE CORPORATION COMMISSION

By	/s/ Mark C. Christie
Commissioner

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